                                                                    EXHIBIT 99.2


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                       AMENDED AND RESTATED LOAN AGREEMENT

                                      among

                                      UICI,

                             the banks named herein



                              BANK OF AMERICA, N.A.
                             as administrative agent








                                      as of
                                  10 March 2000







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

                                TABLE OF CONTENTS


                                                                           Page

ARTICLE 1  Definitions........................................................2
         Section 1.1  Definitions.............................................2
         Section 1.2  Other Definitional Provisions..........................10
         Section 1.3  Accounting Terms and Determinations....................10
ARTICLE 2  Loans.............................................................10
         Section 2.1  Loans..................................................10
         Section 2.2  Notes..................................................10
         Section 2.3  Repayment of Loans.....................................10
         Section 2.4  Interest...............................................11
         Section 2.5  Prepayments, Conversions, and Continuations of Loans...11
         Section 2.6  Minimum Amounts........................................12
         Section 2.7  Certain Notices........................................12
         Section 2.8  Facility Fee...........................................12
         Section 2.9  Computations...........................................12
ARTICLE 3  Payments..........................................................13
         Section 3.1  Method of Payment......................................13
         Section 3.2  Pro Rata Treatment.....................................13
         Section 3.3  Sharing of Payments, Etc...............................13
         Section 3.4  Non-Receipt of Funds by the Agent......................13
ARTICLE 4  Yield Protection and Illegality...................................14
         Section 4.1  Increased Cost and Reduced Return......................14
         Section 4.2  Limitation on Types of Loans...........................15
         Section 4.3  Illegality.............................................15
         Section 4.4  Treatment of Affected Loans............................15
         Section 4.5  Compensation...........................................16
         Section 4.6  Taxes..................................................16
ARTICLE 5  Conditions Precedent..............................................18
         Section 5.1  Execution of Agreement.................................18
ARTICLE 6  Representations and Warranties....................................19
         Section 6.1  Corporate Existence....................................19
         Section 6.2  Financial Statements...................................19
         Section 6.3  Corporate Action; No Breach............................19
         Section 6.4  Operation of Business..................................20
         Section 6.5  Litigation and Judgments...............................20
         Section 6.6  Rights in Properties; Liens............................20
         Section 6.7  Enforceability.........................................20
         Section 6.8  Approvals..............................................20
         Section 6.9  Debt...................................................20
         Section 6.10  Taxes.................................................20
         Section 6.11  Margin Securities.....................................20
         Section 6.12  ERISA.................................................21
         Section 6.13  Disclosure............................................21
         Section 6.14  Subsidiaries; Capitalization..........................21
         Section 6.15  Agreements............................................22
         Section 6.16  Compliance with Laws..................................22
         Section 6.17  Investment Company Act................................22
         Section 6.18  Public Utility Holding Company Act....................22
         Section 6.19  Environmental Matters.................................22
         Section 6.20  Labor Disputes and Acts of God........................22

         Section 6.21  Year 2000 Compliance..................................22
         Section 6.22  Collateral............................................23
ARTICLE 7  Positive Covenants................................................23
         Section 7.1  Reporting Requirements.................................23
         Section 7.2  Maintenance of Existence; Conduct of Business..........24
         Section 7.3  Maintenance of Properties..............................24
         Section 7.4  Taxes and Claims.......................................24
         Section 7.5  Insurance..............................................24
         Section 7.6  Inspection Rights......................................24
         Section 7.7  Keeping Books and Records..............................24
         Section 7.8  Compliance with Laws...................................24
         Section 7.9  Compliance with Agreements.............................24
         Section 7.10  Further Assurances....................................25
         Section 7.11  Year 2000 Compliance..................................25
ARTICLE 8  Negative Covenants................................................25
         Section 8.1  Debt...................................................25
         Section 8.2  Limitation on Liens....................................25
         Section 8.3  Mergers, Etc...........................................27
         Section 8.4  Investments............................................27
         Section 8.5  Transactions With Affiliates...........................28
         Section 8.6  Disposition of Property................................28
         Section 8.7  Lines of Business......................................28
         Section 8.8  Restrictions on Insurance Subsidiaries.................28
         Section 8.9  Prepayment of Debt.....................................29
ARTICLE 9  Financial Covenants...............................................29
         Section 9.1  Mid-West Capital.......................................29
         Section 9.2  Risk-Based Capital...........ERROR! BOOKMARK NOT DEFINED.
ARTICLE 10  Default..........................................................29
         Section 10.1  Events of Default.....................................29
         Section 10.2  Remedies..............................................31
         Section 10.3  Performance by the Agent..............................32
         Section 10.4  Continuance of Default................................32
         Section 10.5  Setoff................................................32
ARTICLE 11  The Agent........................................................32
         Section 11.1  Appointment, Powers and Immunities....................32
         Section 11.2  Reliance by Agent.....................................33
         Section 11.3  Defaults..............................................33
         Section 11.4  Rights as Bank........................................33
         Section 11.5  INDEMNIFICATION.......................................33
         Section 11.6  Non-Reliance on Agent and Other Banks.................34
         Section 11.7  Resignation of Agent..................................34
         Section 11.8  Agent Fee.............................................34
ARTICLE 12  Miscellaneous....................................................35
         Section 12.1  Expenses..............................................35
         Section 12.2  INDEMNIFICATION.......................................35
         Section 12.3  Limitation of Liability...............................35
         Section 12.4  No Duty...............................................36
         Section 12.5  No Fiduciary Relationship.............................36
         Section 12.6  Equitable Relief......................................36
         Section 12.7  No Waiver; Cumulative Remedies........................36
         Section 12.8  Successors and Assigns................................36

         Section 12.9  Survival..............................................37
         Section 12.10  Entire Agreement; Amended and Restatement; Release...38
         Section 12.11  Amendments...........................................38
         Section 12.12  Maximum Interest Rate................................39
         Section 12.13  Notices..............................................39
         Section 12.14  Governing Law; Submission to Jurisdiction............39
         Section 12.15  Counterparts.........................................40
         Section 12.16  Severability.........................................40
         Section 12.17  Headings.............................................40
         Section 12.18  Construction.........................................40
         Section 12.19  Independence of Covenants............................40
         Section 12.20  WAIVER OF JURY TRIAL.................................40
         Section 12.21  Confidentiality......................................40
         Section 12.22  Waiver of Defaults...................................41

                                INDEX TO EXHIBITS

Exhibit            Description of Exhibit                            Section
-------            ----------------------                            -------

"A"                Form of Note                                          2.2
"B"                Matters to be Addressed by Opinion of Counsel      5.1(r)
"C"                Form of Assignment and Acceptance                    12.8
"D"                Pledge Agreement                                      1.1
"E"                Turnover Agreement                                    1.1



                               INDEX TO SCHEDULES


Schedule          Description of Schedule
--------          -----------------------
8.1               Existing Debt
8.2               Existing Liens; Restrictions on Subsidiaries
8.4               Existing Investments

                       AMENDED AND RESTATED LOAN AGREEMENT


         THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), dated as of March __, 2000, is among UICI, a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), and BANK OF AMERICA, NATIONAL ASSOCIATION (formerly NationsBank, N.A.), as administrative agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                 R E C I T A L S

         The Borrower is currently indebted to the Banks under a Loan Agreement dated as of May 17, 1999, among the Borrower, NationsBank, N.A. (now known as Bank of America, N.A.), Fleet National Bank and The First National Bank of Chicago (now known as Bank One, NA) and Bank of America, N.A. as agent, (as amended through the fourth amendment thereto, the "Existing Agreement" and capitalized terms used in these recitals which are not otherwise defined herein, shall have the meanings specified in the Existing Agreement). The Borrower's Debt under the Existing Agreement is being restructured: (i) as a result of the deteriorating financial condition of United Credit National Bank, a Subsidiary of the Borrower and the Consent Order between United Credit National Bank and the Office of the Comptroller of the Currency, which events have had a Material Adverse Effect under the Existing Agreement, (ii) in response to the request of the Borrower that it no longer be bound by the negative covenants in the Existing Agreement in order to give it flexibility to address the issues raised by the events described in clause (i), and (iii) to provide the Banks additional security for the repayment of the Loans (as defined in the Existing Agreement), in light of the occurrence of such events.

         Immediately prior to the effectiveness of this Agreement, the Borrower is prepaying the Loans under the Existing Agreement by an amount equal to Five Million Dollars ($5,000,000) from cash available at the Borrower (the "Repayment").

         Immediately after such prepayment, LM Finance, LLC. ("LM Finance") is purchasing from each Bank an interest in the Loans under the Existing Agreement held by each Bank in an amount equal with respect to a Bank to such Bank's pro rata portion of Seventy Million Dollars ($70,000,000), calculated based on such Loans held by such Bank in comparison to such Loans held by all Banks. The foregoing purchases will be consummated in accordance with an Assignment and Acceptance (as defined in the Existing Agreement) between each Bank and LM Finance (the transactions consummated pursuant to this paragraph are referred to herein as the "Purchases").

         Simultaneously with the Purchases, the Borrower is: (i) creating a new wholly-owned, direct subsidiary named UICI Sub I, Inc., that shall be an unrestricted subsidiary under the 8.75% Senior Note Agreement (herein "Newco"); and (ii) transferring to Newco all the Capital Stock of the National Motor Club of America, Inc. owned by the Borrower and Two Million (2,000,000) shares of HealthAxis.com, Inc. common stock (the "Transfers").

         In consideration for the Transfers, Newco is issuing 100% of its capital stock to the Borrower and assuming all the outstanding Loans under the Existing Agreement acquired in the Purchases and held by LM Finance (the portion of the Loans assumed by Newco, herein the "Newco Loan"), which Newco Loan is in the amount of Seventy Million Dollars ($70,000,000) and will be guaranteed by the Borrower and by Specialized Card Services, Inc., a Subsidiary (the "Assumption"). The guarantee by Specialized Card Services, Inc. shall be secured by a mortgage on the real property owned by Specialized Card Services, Inc. located in South Dakota. LM Finance is also releasing Borrower from all Obligations (as defined in the Existing Agreement and such release herein the "Release").

AMENDED AND RESTATED LOAN AGREEMENT - Page 1

         After giving effect to the Repayment, the Transfers, the Release and the Assumption, the outstanding principal amount of the Loans under the Existing Agreement owed to the Banks by the Borrower is Twenty-Five Million Dollars ($25,000,000) with each Bank holding such loans in the amount reflected on their signature pages hereto opposite their names (collectively the, "Bank Loans").

         The Borrower has requested that the Bank Loans be evidenced and governed by this Agreement rather than by the Existing Agreement and the Banks are willing to agree to the Borrower's request. LM Finance is releasing the Borrower from all obligations arising in connection with the Newco Loan and the Newco Loan will no longer be governed by the Existing Agreement or this Agreement

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree that the obligations of the Borrower with respect to the Bank Loans be amended and restated as herein provided in substitution for and replacement of the Existing Agreement, such amended and restated loan agreement to read in its entirety as follows:

                                    ARTICLE

                                   Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "8.75% Senior Note Agreement" means that certain Note Purchase Agreement dated as of June 1, 1994 among the Borrower and the purchasers party thereto relating to the Borrower's 8.75% Senior Notes due 2004, as the same may be amended or otherwise modified from time to time.

         "Adjusted Libor Rate" means, for any Libor Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Libor Rate for such Libor Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Libor Loan for such Interest Period.

         "Affected Loan" has the meaning specified in Section 4.4.

         "Affected Type" has the meaning specified in Section 4.4.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of the voting stock of such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any of the Subsidiaries.

         "Applicable Lending Office" means for each Bank and each Type of Loan, the Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans of such Type are to be made and maintained.


AMENDED AND RESTATED LOAN AGREEMENT - Page 2

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its Assignee and accepted by the Agent pursuant to Section 12.8, in substantially the form of Exhibit "C" hereto.

         "Assignee" has the meaning specified in Section 12.8.

         "Assigning Bank" has the meaning specified in Section 12.8.

         "Assumption" has the meaning specified in the Recitals hereto.

         "Bank of America" means Bank of America, National Association.

         "Base Margin" has the meaning specified in Section 2.4 (b).

         "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.50%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "Base Rate Loans" means the portions of the principal amounts outstanding hereunder that bear interest at rates based upon the Base Rate.

         "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Dallas, Texas; (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Libor Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market; and (c) with respect to the determination of the Federal Funds Rate, any day which is a Business Day described in clause (a) above and which is also a day on which such rate is published by the Federal Reserve Bank of New York.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Capital Stock" means any capital stock or other ownership interests of any Person and any interests therein or relating thereto, including without limitation, any options, warrants or other rights to acquire any interest therein or thereto.

         "CLICO" has the meaning specified in Section 2.5(a) hereto.

         "Closing Date" means March 14, 2000.

         "CMO Derivative Investment" has the meaning specified in Section 8.5.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" means the property described as Collateral in the Pledge Agreement.


AMENDED AND RESTATED LOAN AGREEMENT - Page 3

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Libor Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into another Type of Loan.

         "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all obligations of such Person to redeem or retire shares of Capital Stock of such Person except any obligations to repurchase common Capital Stock of the Borrower issued to officers, employees and agents of the Borrower or the Subsidiaries pursuant to a stock option plan, stock purchase plan, other compensation plan or other compensation arrangement authorized by the Board of Directors of Borrower; (i) all obligations and liabilities of such Person under Interest Rate Protection Agreements; (j) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (k) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; and (l) all other amounts required to be reflected as a liability on a consolidated balance sheet of such Person in accordance with GAAP other than accruals, taxes, time deposits and policy liabilities.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2.0%) plus the Base Rate as in effect from time to time plus the Base Margin (provided, that if such amount in default is principal of a Libor Loan and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2.0%) plus the Libor Rate applicable to such Interest Period plus the Libor Margin, and, thereafter, the rate provided for above in this definition).

         "Dollars" and "$" mean lawful money of the United States of America.

         "Domestic Insurance Subsidiary" means an Insurance Subsidiary organized under the laws of a jurisdiction located within the United States of America.

         "Eligible Assignee" means (i) a Bank; (ii) an Affiliate of a Bank; and
(iii) any other Person approved by the Agent and, if no Default exists, the Borrower, which approval, in either case, shall not be unreasonably withheld; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or otherwise modified from time to time.


AMENDED AND RESTATED LOAN AGREEMENT - Page 4

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Event of Default" has the meaning specified in Section 10.1.

         "Existing Agreement" has the meaning specified in the Recitals hereto.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing the payment or performance of any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) and (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part and including without limitation, any agreement binding a Person to make Investments in or otherwise transfer funds to or for the benefit of another Person for purposes of assuring such other Person's financial liquidity, assuring such other Person's compliance with the capital adequacy requirements imposed by agreement or applicable law or otherwise assuring such other Person's compliance with financial covenants or other financial statement conditions); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Material" means any material which is or becomes listed, regulated, or addressed under any Environmental Law.


AMENDED AND RESTATED LOAN AGREEMENT - Page 5

         "Insurance Regulatory Authority" shall mean, with respect to any Domestic Insurance Subsidiary, the Governmental Authority of such Domestic Insurance Subsidiary's state of domicile with whom such Domestic Insurance Subsidiary is required to file its annual financial statement prepared in accordance with SAP.

         "Insurance Subsidiary" shall mean any Subsidiary that is authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

         "Interest Period" means, with respect to a Libor Loan, each period commencing on the date such Libor Loan was made under the Existing Agreement or Converted from a Base Rate Loan or the last day of the next preceding Interest Period with respect to such Libor Loan, and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.8 hereof or, with respect to interest periods outstanding under the Existing Agreement as selected by Borrower in Section 2.7 of the Existing Agreement or ending on any other day offered by the Banks, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than three (3) Interest Periods shall be in effect at the same time; and (d) unless offered by the Banks, no Interest Period shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, such Libor Loans shall not be available hereunder.

         "Interest Rate Protection Agreements" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specified contingencies.

         "Investments" has the meaning specified in Section 8.5.

         "Jensen Family" has the meaning specified in Section 10.1(l).

         "LM Finance" has the meaning specified in the Recitals hereto.

         "Libor Loans" means the portions of the principal amounts outstanding hereunder that bear interest at rates based upon the Adjusted Libor Rate.

         "Libor Rate" means, for any Libor Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Libor Rate" shall mean, for any Libor Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever

AMENDED AND RESTATED LOAN AGREEMENT - Page 6

(including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loans" has the meaning specified in Section 2.1.

         "Loan Documents" means this Agreement, the Pledge Agreement, the Turnover Agreement, and all promissory notes, assignments, guaranties, security agreements, financing statements and other agreements executed and delivered pursuant to or in connection with this Agreement and all Interest Rate Protection Agreements entered into by the Borrower or any Subsidiary with any Bank, as such agreements may be amended or otherwise modified from time to time.

         "Material Adverse Effect" means the occurrence of any event or the existence of any condition that reasonably could be expected to have a material adverse effect on (a) the properties, prospects, business, operations, condition (financial or otherwise), liabilities, or capitalization of the Borrower or Mid-West, (b) the ability of the Borrower to pay and perform the Obligations when due, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Banks or the Agent thereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

         "Maximum Rate" with respect to any Bank, the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Notes or on other amounts, if any, payable to such Bank pursuant to this Agreement or any other Loan Document, under laws applicable to such Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with the Texas Finance Code; provided, however, that to the extent permitted by applicable law, the Agent shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

         "Mid-West" means Mid-West National Life Insurance Company of Tennessee.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NAIC" shall mean the National Association of Insurance Commissioners, or any successor organization.

         "Newco" has the meaning specified in the Recitals hereto.

         "Newco Loan" has the meaning specified in the Recitals hereto.

         "Notes" means the promissory notes provided for by Section 2.2 hereof, and all extensions, renewals, and modifications thereof and all substitutions therefor (including promissory notes issued by the Borrower pursuant to Section 12.8).


AMENDED AND RESTATED LOAN AGREEMENT - Page 7

         "Obligated Party" means any Person (exclusive of the Borrower and LM Finance) who is or hereafter becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

         "Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, interest on the Loans, and all fees, costs, and expenses (including reasonable attorney's fees) provided for in the Loan Documents.

         "Other Taxes" has the meaning specified in Section 4.6.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Pledge Agreement" means the Pledge Agreement from the Borrower in favor of the Agent for the benefit of the Banks, substantially in the form of Exhibit D hereto.

         "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

         "Principal Office" means the principal office of the Agent, presently located at 901 Main Street, 66th Floor, Dallas, Texas 75202.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Purchases" has the meaning specified in the Recitals hereto.

         "Quarterly Payment Date" means the last day of each March, June, September, and December of each year, the first of which shall be March 31, 2000.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Repayment" has the meaning specified in the Recitals hereto.


AMENDED AND RESTATED LOAN AGREEMENT - Page 8

         "Required Banks" means Banks holding at least fifty-one percent (51%) of the aggregate outstanding principal amount of the Loans.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Libor Loans. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "SAP" means, with respect to any Domestic Insurance Subsidiary, statutory accounting practices prescribed or permitted by the insurance laws or regulations or the Insurance Regulatory Authority in the jurisdiction of the domicile of such Domestic Insurance Subsidiary for the preparation of financial statements and other financial reports by insurance companies of the same type as such Domestic Insurance Subsidiary. Statutory accounting practices are applied on a "consistent basis" when the practices applied in a current period are comparable in all material respects to those practices applied in a preceding period.

         "Subsidiary" means any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

         "Taxes" has the meaning specified in Section 4.6.

         "Termination Date" means July 10, 2000.

         "Transaction Documents" means the Loan Documents and the documentation evidencing and governing the other Transactions.

         "Transactions" means the Repayment, the Purchases, the Transfers, the Assumption, the Release, and the execution and delivery of the Transaction Documents.

         "Transfers" has the meaning specified in the Recitals hereto.

         "Turnover Agreement" means the Turnover and Subordination Agreement from LM Finance in favor of the Agent for the benefit of the Banks substantially in the form of Exhibit E hereto.

         "Type" means any type of Loan (i.e., Base Rate Loan or Libor Loans).

         "Year 2000 Ready" has the meaning specified in Section 6.21.


AMENDED AND RESTATED LOAN AGREEMENT - Page 9

         "Year 2000 Problem" has the meaning specified in Section 6.21.

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein with respect to clause (g) of Section 8.4, Section 9.1 and the separate financial statements of the Domestic Insurance Subsidiaries, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement (except the provisions of clause (g) of Section 8.4 and Section 9.1) shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.2 hereof. The calculations made for the purposes of determining compliance with clause (g) of
Section 8.4 and Section 9.1 shall be made by application of SAP, on a basis consistent with those used in the preparation of the Mid-West financial statements referred to in Section 6.2. All separate financial statements of Mid-West delivered under Section 7.1 shall be prepared in accordance with SAP, on a basis consistent with those used in the preparation of the Mid-West financial statements referred to in Section 6.2. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters of the Borrower in each of its fiscal years from March 31, June 30, and September 30, respectively.

                                   ARTICLE 2

                                      Loans

         Section 2.1 Loans. On the Closing Date, the outstanding principal amount of the loans outstanding under the Existing Agreement equal Twenty-Five Million Dollars ($25,000,000), with each Bank holding such loans in the amount reflected on their signature pages hereto opposite their names. Such loans shall hereafter constitute "Loans" under this Agreement of the same Type as are outstanding under the Existing Agreement on the Closing Date. Subject to the other terms and provisions of this Agreement, until the Termination Date, the Borrower may Continue Libor Loans or Convert Loans of one Type into Loans of another Type. Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

         Section 2.2 Notes. The Loans made by each Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such Bank in a principal amount equal to its Loan as of the Closing Date and otherwise duly completed. The Borrower acknowledges that the Commitments (as defined in the Existing Agreement) are hereby terminated.

         Section 2.3 Repayment of Loans. The Borrower agrees to pay to the order of the Agent for the account of the Banks the outstanding principal amount of all of the Loans on the Termination Date.


AMENDED AND RESTATED LOAN AGREEMENT - Page 10

         Section 2.4 Interest.

                  (a) Interest Rate. The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount outstanding hereunder, at the following rates per annum:

                      (i) with respect to each Base Rate Loan, the Base Rate plus the Base Margin; and

                      (ii) with respect to each Libor Loan, the Adjusted Libor Rate plus the Libor Margin.

                  (b) Applicable Margins and Facility Fee. The margins identified in Section 2.4 (a) shall be defined as follows:

                      (i) "Base Margin" shall mean zero percent (0%) per annum.

                      (ii) "Libor Margin" shall mean one percent (1.00%) per annum.

                  (c) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:

                      (i) in the case of accrued interest on Base Rate Loans, on each Quarterly Payment Date;

                      (ii) in the case of accrued interest on each Libor Loan, on the last day of the Interest Period with respect thereto;

                      (iii) in the case of the accrued interest on the principal amount of any Libor Loan being prepaid, upon such prepayment of principal; and

                      (iv) on the Termination Date.

                  (d) Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank, and (to the fullest extent permitted by law) on any other amount payable by the Borrower under this Agreement or any other Loan Document to or for the account of Agent or any such Bank which is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 2.5 Prepayments, Conversions, and Continuations of Loans.

                  (a) Mandatory Prepayments. The Borrower shall prepay the outstanding Loans upon receipt of any dividends paid by Chesapeake Life Insurance Company ("CLICO") or Mid-West in the amount of such dividends received by the Borrower. In addition, if CLICO is permitted by law to pay an extraordinary dividend (anticipated to be up to Ten Million Dollars ($10,000,000)) to the Borrower, the Borrower will cause CLICO to immediately declare and pay such dividend to the Borrower in the maximum amount permissible. Upon receipt of such dividend, the Borrower shall immediately prepay the outstanding principal amount of the Loans by an amount equal to the dividend so received. The Borrower will use commercially reasonable efforts to cause CLICO to apply for and receive all necessary regulatory approvals for such extraordinary dividend and to take all corporate and other actions necessary to declare and pay the dividend as promptly as possible after the Closing Date.


AMENDED AND RESTATED LOAN AGREEMENT - Page 11

                  (b) Optional Prepayments; Conversions and Continuations. Subject to Section 2.6, the Borrower shall have the right from time to time to prepay the Loans, or to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Libor Loans as Libor Loans, provided that: (a) the Borrower shall give the Agent notice of each such prepayment, Conversion, or Continuation as provided in Section 2.7, (b) Libor Loans may only be Converted on the last day of the Interest Period, and (c) except for Conversions into Base Rate Loans, no Conversions or Continuations shall be made while a Default exists.

         Section 2.6 Minimum Amounts. Except for Conversions and prepayments pursuant to Article 4 and Conversions into Libor Loans, each Conversion and each optional prepayment of principal of the Loans shall be in an amount at least equal to One Million Dollars ($1,000,000) (prepayments or Conversions of or into Loans of different Types or, in the case of Libor Loans, having different Interest Periods at the same time hereunder to be deemed separate Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Libor Loans having the same Interest Period shall be at least equal to Five Million Dollars ($5,000,000).

         Section 2.7 Certain Notices. Notices by the Borrower to the Agent of Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. Dallas, Texas, time on the Business Day of the Conversion to or prepayment of a Base Rate Loan and on three (3) Business Days prior to the date of the relevant other Conversion, Continuation or prepayment of Libor Loans. Each such notice of Conversion, Continuation, or prepayment shall specify the Loans to be Converted, Continued, or prepaid and the amount (subject to Section 2.6 hereof) and Type of the Loans to be Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of Conversion, Continuation, or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Libor Loan, within the time period and otherwise as provided in this Section 2.7, such Loan (if outstanding as a Libor
Loan) will be automatically Converted into a Base Rate Loan on the last day of the preceding Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. The Borrower may not Convert any Loans into Libor Loans, or Continue any Loans as Libor Loans if the interest rate for such Libor Loan would exceed the Maximum Rate or if a Default exists.

         Section 2.8 Facility Fee. The Borrower agrees to pay to the Agent for the account of each Bank a facility fee on the daily average amount of such Bank's outstanding Loans for the period from and including the date of this Agreement to and including the Termination Date, at the rate equal to one quarter of One percent (.25%) per annum. Accrued facility fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date.

         Section 2.9 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed as follows: (i) with respect to Libor Loans on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; (ii) with respect to Base Rate Loans and Loans accruing interest at the Default Rate, on the basis of a year of 365 or 366 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable; and (iii) with respect to the facility fees payable hereunder and any other interest payable hereunder, on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case such fees shall be calculated on the basis of a year of 365 or 366 days, as the case may be.


AMENDED AND RESTATED LOAN AGREEMENT - Page 12

                                   ARTICLE 3

                                    Payments

         Section 3.1 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 a.m., Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default exists, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 3.2 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and fee, as the case may be.

         Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each payment of the facility fee under Section 2.8 shall be made for the account of the Banks, pro rata according to the respective outstanding principal amount of the Loans; (b) the making, Conversion, and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.4) shall be made pro rata among the Banks holding Loans of such Type according to the amounts of their respective outstanding principal amount of the Loans; (c) each payment and prepayment of principal of or interest on Loans by the Borrower of a particular Type shall be made to the Agent for the account of the Banks holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (d) Interest Periods for Loans of a particular Type shall be allocated among the Banks holding Loans of such Type pro rata according to the respective principal amounts held by such Banks.

         Section 3.3 Sharing of Payments, Etc. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such adjustments from time to time as shall be equitable to the end that all the Banks shall share pro rata in accordance with the unpaid principal of the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations to the Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 3.4 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account


AMENDED AND RESTATED LOAN AGREEMENT - Page 13 of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

                                   ARTICLE 4

                         Yield Protection and Illegality

         Section 4.1 Increased Cost and Reduced Return.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                      (i) shall subject such Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Libor Loans, its Note, or its obligation to make Libor Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Libor Loans (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                      (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Libor
Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office); or

                      (iii) shall impose on such Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Libor Loans or its commitment to make Libor Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Libor Loans or its commitment to make Libor Loans, then the Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by the Borrower under this
Section 4.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make or Continue Libor Loans or to Convert Base Rate Loans into Libor Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Bank to receive the compensation so requested as to any Libor Loans that remain outstanding as the date of such request.


AMENDED AND RESTATED LOAN AGREEMENT - Page 14

                  (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) Each Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank shall use reasonable averaging and attribution methods.

         Section 4.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Libor Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Libor Rate for such Interest Period; or

                  (b) the Required Banks determine (which determination shall be conclusive) and notify the Agent that the Adjusted Libor Rate will not adequately and fairly reflect the cost to the Banks of funding Libor Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Libor Loans, Continue Libor Loans, or to Convert Loans of any other Type into Libor Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Libor Loans hereunder, then such Bank shall promptly notify the Borrower thereof and such Bank's obligation to make or Continue Libor Loans and to Convert other Types of Loans into Libor Loans shall be suspended until such time as such Bank may again make, maintain, and fund Libor Loans (in which case the provisions of Section 4.4 shall be applicable).

         Section 4.4 Treatment of Affected Loans. If the obligation of any Bank to make a Libor Loan or to Continue, or to Convert Loans of any other Type into, Libor Loans shall be suspended pursuant to Section 4.1 or 4.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Bank's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Bank may be required to effect a Conversion and specifies to the


AMENDED AND RESTATED LOAN AGREEMENT - Page 15

Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Bank as Libor Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Bank that would otherwise be Converted into Libor Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Bank's Affected Loans pursuant to this Section 4.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Libor Loans and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with the unpaid principal amount of the Loans owing to each.

         Section 4.5 Compensation. Upon the request of any Bank, the Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Libor Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.2 or the repayment of Loans pursuant to Section 2.12(b)) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 5 to be satisfied) to Convert, Continue, or prepay a Libor Loan on the date for such Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Section 4.6 Taxes.

                  (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its overall income, gross receipts, capital or gains and franchise or similar taxes, in each case, imposed on it by the jurisdiction under the laws of which such Bank (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Bank or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.


AMENDED AND RESTATED LOAN AGREEMENT - Page 16

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Bank has failed to provide the Borrower and the Agent with the appropriate form pursuant to this
Section 4.6 (unless such failure is due to a change in applicable treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided in which case such Bank will comply with Section 4.6(d) promptly after such change), such Bank shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes and such Bank shall pay all of the Borrower's reasonable fees and expenses incurred in connection therewith.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 4.6, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.6 shall survive the payment in full of the Notes.

                  (i) If a Bank shall become aware that it is entitled to claim a refund from, or to a tax credit on any tax return filed by such Bank with, a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by Borrower, or with respect to which Borrower has paid additional amounts,


AMENDED AND RESTATED LOAN AGREEMENT - Page 17 pursuant to this Section 4.6, it shall promptly notify Borrower of the availability of such refund claim or right to a tax credit and shall, within thirty (30) days after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund, or claim such credit on the next such tax return filed by it, in each case, at Borrower's expense. If a Bank receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower had paid additional amounts pursuant to this Section 4.6 or receives benefit from such tax credit, it shall within thirty (30) days from the date of the receipt of such refund or such benefit pay over such refund or an amount equal to such benefit to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 4.6 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of such Bank, agrees to repay the amount paid over to Borrower (plus penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund to such Governmental Authority.

                                   ARTICLE 5

                              Conditions Precedent

         Section 5.1 Execution of Agreement. The obligation of each Bank to enter into this Agreement is subject to the following conditions precedent:

                  (a) that the Agent shall have received on or before the Closing Date all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

                      (i) Resolutions. Resolutions of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower of this Agreement and the other Transaction Documents to which the Borrower is or is to be a party;

                      (ii) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower certifying the name of each officer of the Borrower (A) who is authorized to sign this Agreement and each of the other Transaction Documents to which the Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

                      (iii) Certificate of Incorporation. The certificate of incorporation of each of Borrower, Mid-West and HealthAxis.com, Inc. certified by the Secretary of State of the state of their respective states of organization and dated a current date;

                      (iv) Bylaws. The bylaws of the Borrower and Mid-West certified by a Secretary or an Assistant Secretary of Borrower and, if available, the bylaws of HealthAxis.com, Inc. certified by a Secretary or an Assistant Secretary of Borrower;

                      (v) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of each of Borrower, Mid-West and HealthAxis.com, Inc. as to its existence and good standing, each dated a current date;

                      (vi) Notes. The Notes executed by the Borrower;


AMENDED AND RESTATED LOAN AGREEMENT - Page 18

                      (vii) Pledge Agreement, Turnover Agreement and Stock Certificates. The Pledge Agreement executed by the Borrower, the Turnover Agreement executed by LM Finance, and stock certificates and stock powers for 100% of the Capital Stock of Mid-West and 4,000,000 shares of the Capital Stock of HealthAxis.com, Inc.;

                      (viii) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower, as to the matters set forth in Exhibit "B" hereto, and such other matters as the Agent may reasonably request; and

                      (ix) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorney's fees) referred to in Section 12.1, to the extent incurred, shall have been paid in full by the Borrower;

                  (b) No Default. No Default hereunder or under the 8.75% Senior Note shall have occurred and be continuing or would result from the execution of this Agreement or consummation of the Transactions;

                  (c) Representations and Warranties. All of the representations and warranties contained in Article 6 hereof and in the other Loan Documents shall be true, correct and complete in all material respects; and

                  (d) Transactions. The Repayment and the Purchases shall have occurred, Agent shall have received evidence that the Transfers, the Assumption and the Release shall have occurred and Agent shall have received copies of all Transaction Documents.

                  (e) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Jenkens & Gilchrist, a Professional Corporation, may reasonably request.

                                   ARTICLE 6

                         Representations and Warranties

         To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that:

         Section 6.1 Corporate Existence. Each of the Borrower and Mid-West (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower has the corporate power and authority and legal right to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 6.2 Financial Statements. The Borrower has delivered to the Agent and the Banks financial statements for Mid-West as at and for the fiscal year ended December 31, 1999. Such financial statements are complete and correct, have been prepared in accordance with SAP, and fairly and accurately present the financial condition of Mid-West as of the date indicated therein and the results of operations for the period indicated therein subject to normal year end audit adjustments.

         Section 6.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower of this Agreement and the other Transaction Documents to which the Borrower is or may become a


AMENDED AND RESTATED LOAN AGREEMENT - Page 19 party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of the Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the certificate of incorporation or bylaws of the Borrower or Mid-West, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or Mid-West is a party or by which any of them or any of their property is bound or subject (except for such agreements and instruments which if so violated or breached could not reasonably be expected to have a Material Adverse Effect and such consents thereunder which if not obtained could not reasonably be expected to have a Material Adverse Effect), or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the property of the Borrower or Mid-West. Without limiting the generality of the foregoing, (i) all Debt outstanding hereunder, is permitted to be incurred by the Borrower pursuant to Section 8.4 of the 8.75% Senior Note Agreement and (ii) all Liens granted pursuant to the Transactions are permitted pursuant to Section 8.5 of the 8.75% Senior Note Agreement.

         Section 6.4 Operation of Business. Mid-West possesses all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its business substantially as now conducted and as currently proposed to be conducted without Material Adverse Effect and Mid-West is not in violation in any material respect of any valid rights of others with respect to any of the foregoing.

         Section 6.5 Litigation and Judgments. As of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting Mid-West which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There are no unstayed or undischarged judgments against Mid-West which would constitute an Event of Default under Section 10.1 (h).

         Section 6.6 Rights in Properties; Liens. Mid-West has good and indefeasible title to or valid leasehold interests in its properties, real and personal, including the properties and leasehold interests reflected in the financial statements described in Section 6.2, and none of the properties or leasehold interests of Mid-West is subject to any Lien, except as permitted by
Section 8.2.

         Section 6.7 Enforceability. This Agreement constitutes, and the other Transaction Documents to which the Borrower is party, when executed and delivered, shall constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 6.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and the other Transaction Documents to which the Borrower is or may become a party or for the validity or enforceability thereof. Without limiting the generality of the forgoing, no authorization, approval, or consent of, and no filing or registration with, any Insurance Regulatory Authority is required for the pledge of the Mid-West Capital Stock by Borrower.

         Section 6.9 Debt. Mid-West has no Debt, except as permitted by Section 8.1.

         Section 6.10 Taxes. Mid-West has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and has paid all of its liabilities for taxes, assessments, governmental charges, and other levies that are due and payable except for those liabilities whose amount, applicability, or validity is being contested in good faith by appropriate proceedings being diligently pursued, and for which adequate reserves have been established. The Borrower knows of no pending


AMENDED AND RESTATED LOAN AGREEMENT - Page 20 investigation of Mid-West by any taxing authority or of any pending but unassessed material tax liability of Mid-West.

     Section 6.11 Margin Securities. Neither the Borrower nor Mid-West is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     Section 6.12 ERISA. Mid-West is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Mid-West has not completely or partially withdrawn from a Multiemployer Plan. Mid-West has met its minimum funding requirements under ERISA with respect to all of its Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Mid-West has incurred no liability to the PBGC under ERISA.

     Section 6.13 Disclosure. No statement, information, report, representation, or warranty made by the Borrower in respect of Mid-West contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statement, information, report, representation or warranty was provided. There is no fact known to the Borrower which has had or which could reasonably be expected to have a material adverse effect on (a) the properties, prospects, business, operations, condition (financial or otherwise), liabilities, or capitalization of Mid-West, or (b) the value of the Collateral or the validity, priority or perfection of the Lien on the Collateral, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Banks or the Agent thereunder.

     Section 6.14 Subsidiaries; Capitalization. The Borrower owns 100% of the Capital Stock of Mid-West. Mid-West is a duly organized and validly existing insurance company organized under the laws of the State of Tennessee. Mid-West's authorized Capital Stock is 2,000,000 shares of common stock, $2.00 par value, 1,000,000 shares of which are issued and outstanding. HealthAxis.com, Inc.'s authorized Capital Stock is 100,000,000 shares of common stock, no par value, per share, and 20,000,000 shares of Preferred Stock, par value $1.00 per share. All of the outstanding Capital Stock of Mid-West and the Capital Stock of HealthAxis.com, Inc. pledged under the terms of the Pledge Agreement have been validly issued, are fully paid, and are nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of either Mid-West or the Capital Stock of HealthAxis.com, Inc. pledged under the terms of the Pledge Agreement. Except for this Agreement, the Pledge Agreement, the 8.75% Senior Note Agreement, that certain Shareholder Agreement, dated as of January 7, 2000, by and among HealthAxis.com, Inc. and certain Persons named therein and that certain Registration Rights Agreement, dated January 7, 2000, between HealthAxis.com, Inc. and the Borrower, neither the Borrower nor the Collateral is subject to any agreement (including without limitation, any voting rights agreement, registration rights agreement or shareholder agreement) restricting or otherwise effecting the right to vote on matters with respect to the Collateral, the right to buy or sell any of the Collateral, the right to register the Collateral under any securities laws and regulations, the right to transfer the Collateral or any other right, title or interest in or to the Collateral. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable securities laws and regulations and except that the ability of the Agent to sell the Mid-West Capital Stock under the terms of the Pledge Agreement is subject to compliance with insurance laws and regulations applicable to the change in control of insurance companies. Neither Mid-West


AMENDED AND RESTATED LOAN AGREEMENT - Page 21

West nor HealthAxis.com, Inc. is required to submit reports to any securities exchange or the Securities and Exchange Commission and the Collateral is not listed on any securities exchange.

     Section 6.15 Agreements. Mid-West is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect in absence of a default thereunder. Mid-West is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

     Section 6.16 Compliance with Laws. Mid-West is not in violation in any material respect of any applicable law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, including, without limitation, any Environmental Law.

     Section 6.17 Investment Company Act. Neither the Borrower nor Mid-West is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 6.18 Public Utility Holding Company Act. Neither the Borrower nor Mid-West is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 6.19 Environmental Matters. Except for instances of noncompliance with or exceptions to the following that should not have, individually or in the aggregate, a Material Adverse Effect: (i) no Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties of Mid-West except in compliance with applicable Environmental Laws and (ii) the use which Mid-West makes and intends to make of its properties will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in, or from any of its properties except in compliance with applicable Environmental Laws.

     Section 6.20 Labor Disputes and Acts of God. Neither the business nor the properties of Mid-West are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) that is having or could have a Material Adverse Effect.

     Section 6.21 Year 2000 Compliance.

             (a) Mid-West has (i) undertaken a detailed review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Mid-West may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a detailed plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable in all material respects. Mid-West reasonably anticipates that all computer applications that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Ready").

             (b) Mid-West has inquired with each of its key suppliers, vendors and customers as to whether such Persons are Year 2000 Ready in all material respects. Mid-West has not received any indication that leads it to believe that any such key supplier, vendor or customer will fail to be Year 2000 Ready in a manner that will result in a Material Adverse Effect. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Mid-West the business failure of which would with reasonable probability be expected to have a Material Adverse Effect.


AMENDED AND RESTATED LOAN AGREEMENT - Page 22

     Section 6.22 Collateral. Borrower owns, and with respect to Collateral acquired after the date hereof, Borrower will own, legally and beneficially, the Collateral free and clear of any Lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third Person to purchase or otherwise acquire the Collateral or any part thereof, except for the security interest granted under the Pledge Agreement. Borrower has the unrestricted right to pledge the Collateral as contemplated by the Pledge Agreement. The principal place of business and chief executive office of Borrower, and the office where Borrower keeps its books and records, is located at the address for notices of Borrower set forth in this Agreement.

                                   ARTICLE 7

                               Positive Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, the Borrower will perform and observe the following positive covenants unless the Required Banks otherwise agree:

     Section 7.1 Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

             (a) Quarterly Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each of the quarters of each fiscal year of the Borrower commencing with the fiscal quarter ended March 31, 2000, (i) a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated, consolidating and business segment basis, balance sheets and statements of income, stockholders' equity, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP (except for such exceptions therefrom which are disclosed therein) and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated, consolidating and business segment basis, at the date and for the periods indicated therein and (ii) a copy of an unaudited financial report of Mid-West as of the end of such fiscal quarter and for the portion of the fiscal year then ended prepared in accordance with SAP as filed with the applicable Insurance Regulatory Authority and certified by the chief financial officer of the Borrower to have been prepared in accordance with SAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Mid-West, at the date and for the periods indicated therein;

             (b) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings by or before any Governmental Authority or arbitrator affecting the Borrower or Mid-West which, if determined adversely to the Borrower or Mid-West, could have a Material Adverse Effect;

             (c) Notice of Default. As soon as possible and in any event within five (5) days after the Borrower becomes aware of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

             (d) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the Borrower becomes aware of occurrence thereof, written notice of any matter that could have a Material Adverse Effect; and

             (e) General Information. Promptly, such other information concerning the Borrower or Mid-West (including financial statements of and other reports regarding Mid-West) as the Agent or any Bank may from time to time reasonably request.


AMENDED AND RESTATED LOAN AGREEMENT - Page 23

     Section 7.2 Maintenance of Existence; Conduct of Business. The Borrower will, and will cause Mid-West to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will, and will cause Mid-West to, conduct its business in an orderly and efficient manner in accordance with good business practices.

     Section 7.3 Maintenance of Properties. The Borrower will, and will cause Mid-West to, maintain, keep, and preserve all of its properties necessary or useful in the proper conduct of its business in good repair, working order, and condition and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

     Section 7.4 Taxes and Claims. The Borrower will, and will cause Mid-West to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor Mid-West shall be required to pay or discharge any tax, levy, assessment, or governmental charge or claim for labor, material, or supplies whose amount, applicability, or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established.

     Section 7.5 Insurance. The Borrower will, and will cause Mid-West to, keep insured by financially sound and reputable insurers all property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons.

     Section 7.6 Inspection Rights. When no Event of Default exists and subject to all confidentiality agreements entered into by the Borrower or Mid-West in the ordinary course of its business (including those entered into in connection with equity and asset acquisitions and the acquisition and use of intellectual property) and the limitations on disclosure imposed therein, the Borrower will, and will cause Mid-West to, permit representatives of the Agent and each Bank, during normal business hours and upon no less than two (2) Business Days prior notice, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. If an Event of Default exists, the Borrower will, and will cause Mid-West to, permit representatives of the Agent and each Bank, during normal business hours but without prior notice, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

     Section 7.7 Keeping Books and Records. The Borrower will, and will cause Mid-West to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP (and with respect to Mid-West, SAP) shall be made of all dealings and transactions in relation to its business and activities.

     Section 7.8 Compliance with Laws. The Borrower will, and will cause Mid-West to, comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

     Section 7.9 Compliance with Agreements. The Borrower will, and will cause Mid-West to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.


AMENDED AND RESTATED LOAN AGREEMENT - Page 24

     Section 7.10 Further Assurances. The Borrower will, and will cause Mid-West to, execute and deliver such further documents and take such further action as may be requested by the Agent to carry out the provisions and purposes of this Agreement and the other Transaction Documents.

     Section 7.11 Year 2000 Compliance. The Borrower will promptly notify the Agent in the event the Borrower discovers or determines that any computer application (including those of its key suppliers, vendors and customers) will not be Year 2000 Ready on a timely basis and a Material Adverse Effect will occur as a result thereof.

                                   ARTICLE 8

                               Negative Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, the Borrower will perform and observe the following negative covenants unless the Required Banks otherwise agree:

     Section 8.1 Debt. The Borrower will not permit Mid-West to incur, create, assume, or permit to exist any Debt, except:

             (a) Debt in the amount disclosed on Schedule 8.1 (including any advances made on or after the Closing Date pursuant to the commitments to lend disclosed on Schedule 8.1) hereto and any extensions, renewals or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing, and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing;

             (b) Guaranties given in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations; and

             (c) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on Mid-West's behalf in accordance with the policies issued to Mid-West.

     Section 8.2 Limitation on Liens. The Borrower will not permit Mid-West to incur, create, assume, or permit to exist any Lien upon any of its property, whether now owned or hereafter acquired, except the following:

             (a) Liens disclosed on Schedule 8.2 hereto, and Liens created and existing in connection with any extensions, renewals or refinancings of the Debt secured by such Liens as permitted under Section 8.1(a) provided that (i) no such Lien is expanded to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral and other than property having no greater fair market value than the existing collateral for which such property is being substituted as new collateral) after the date hereof; and (ii) no such Lien is spread to secure any additional Debt after the date hereof;

             (b) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the property encumbered thereby or materially impair the ability of Mid-West to use such property in its business, and none of which is violated in any material respect by existing or proposed structures or land use;


AMENDED AND RESTATED LOAN AGREEMENT - Page 25

             (c) Liens (other than Liens relating to liabilities resulting from the violation of Environmental Laws or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

             (d) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

             (e) Liens resulting from good faith deposits to (i) secure payments of workmen's compensation or other social security programs, (ii) secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business, (iii) satisfy escrow obligations under reinsurance agreements and (iv) satisfy statutory obligations imposed by applicable Insurance Regulatory Authorities;

             (f) Purchase-money Liens on any property hereafter acquired or a Lien incurred in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:

                 (i) any property subject to the foregoing is acquired by Mid-West in the ordinary course of its business and the Lien on the property attaches concurrently or within sixty (60) days after the acquisition thereof;

                 (ii) the Debt secured by any Lien so created, assumed, or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the property covered thereby;

                 (iii) each such Lien shall attach only to the property so acquired; and

                 (iv) the Debt incurred is permitted by Section 8.1(d);

             (g) Any extension, renewal or replacement of any of the Liens described in clauses (b) through (f), provided that Liens permitted thereby shall not be spread to cover any additional Debt or property (other than after acquired title in or on such property and proceeds of the existing collateral and other than property having no greater fair market value than the existing collateral for which such property is being substituted as collateral);

             (h) Any attachment or judgment Lien not constituting an Event of Default;

             (i) Any interest or title of a licensor, lessor or sublessor under any license or lease incurred in the ordinary course of business; and

             (j) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by Mid-West in the ordinary course of business.

Mid-West shall not enter into or assume any agreement prohibiting the creation or assumption of any Lien upon its properties, whether now owned or hereafter acquired unless such agreement permits the granting of Liens to secure the Obligations; provided that, in connection with any Debt permitted to be incurred under Section 8.1 which is used to finance the acquisition of an asset and any Lien securing the payment thereof permitted by this Section 8.2, Mid-West may agree that it will not permit any other Liens to encumber the asset so acquired. Except as provided herein, as disclosed in Schedule 8.2 and as may be imposed by any applicable laws and regulations, Borrower will not directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of Mid-West to: (1) pay dividends or make


AMENDED AND RESTATED LOAN AGREEMENT - Page 26 any other distribution on any of its Capital Stock; or (2) subject to subordination provisions, pay any Debt owed to the Borrower.

     Section 8.3 Mergers, Etc. The Borrower will not and will not permit Mid-West to become a party to a merger or consolidation, or purchase or otherwise acquire all of the properties of any Person or purchase or acquire properties of a Person with a book value in excess of ten percent (10%) of the book value of all properties of such Person (as determined as of the date of acquisition) or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself.

     Section 8.4 Investments. The Borrower will not permit Mid-West to make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person or purchase all the properties of a Person or purchase properties of a Person with a book value in excess of ten percent (10%) of the book value of all properties of such Person determined as of the date of acquisition (all such transactions being herein called "Investments"), except:

             (a) Mid-West may make Investments in readily marketable direct obligations of the United States of America or any agency thereof or readily marketable direct obligations guaranteed or insured as to principal and interest by the United States of America or any agency thereof;

             (b) Mid-West may make Investments in (i) fully insured certificates of deposit; and (ii) other certificates of deposit issued by any commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000 and rated in one of the four highest unsecured long-term debt ratings of Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

             (c) Mid-West may make Investments in commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings of S&P or Moody's;

             (d) Mid-West may in the ordinary course of business (i) make advances to agents, officers, directors and employees for business expenses incurred in the ordinary course of business; and (ii) make advances to agents against future commissions in accordance with past practices or standard industry practice;

             (e) Mid-West may hold Investments received in connection with the bankruptcy or reorganization of vendors, suppliers and customers and in connection with the settlement of delinquent obligations of, and disputes with, vendors, customers and suppliers arising in the ordinary course of business;

             (f) Mid-West may make extensions of trade credit in the ordinary course of business; and

             (g) Mid-West may make Investments in the following:

                 (i) Debt securities (excluding CMO Derivative Investments, as defined below) rated BBB- or better by S& P, Baa3 or better by Moody's or NAIC-2 or better by the NAIC; provided that any such Investment which, at any time after which it is made ceases to meet such rating requirements, shall not be prohibited until a period of forty-five (45) days after the date on which such rating requirement is no longer met;

                 (ii) preferred stock by issuers whose debt instruments meet the rating requirements specified in clause (g)(i) above; provided that the aggregate book value of the Investments made pursuant to the permissions of this clause (h)(ii) shall not exceed twenty percent (20%) of the statutory surplus of Mid-West determined in accordance with SAP;


AMENDED AND RESTATED LOAN AGREEMENT - Page 27

                 (iii) insurance policy loans made to insureds in the ordinary course of business; and

                 (iv) CMO Derivative Investments of Mid-West in an amount not to exceed, in the aggregate five percent (5%) of the statutory surplus of Mid-West determined in accordance with SAP (As used herein, the term "CMO Derivative Investments" means any interest in a volatile tranche of a collateralized mortgage obligation, including without limitation, such interests typically classified as z bonds, inverse floaters, PAC II, PAC III, Ioettes, support bonds, interest-only investments, principal-only investments, residuals, inverse IO's and super floaters); and

             (h) Mid-West may maintain the Investments described on Schedule 8.4 hereto.

Mid-West may not make investments under any of the permissions of this Section
8.4 in any Subsidiary engaged in the credit card business (including, without limitation, United Credit National Bank) or any Subsidiary owning such a Subsidiary.

     Section 8.5 Transactions With Affiliates. The Borrower will not permit Mid-West to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Mid-West's business and upon fair and reasonable terms no less favorable to Mid-West than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

     Section 8.6 Disposition of Property. The Borrower will not permit Mid-West to sell, lease, assign, transfer, or otherwise dispose of any of its property, except (a) dispositions of inventory, in the ordinary course of business, including any sale or other transfer pursuant to a securitization; (b) dispositions of assets reasonably and in good faith determined by Mid-West to be obsolete or no longer necessary to its business if no Default exists or would result therefrom; (c) licenses, sublicenses, leases and subleases of intellectual property, general intangibles, or other property (other than Capital Stock), in each case in the ordinary course of business, that do not materially interfere with the business of Mid-West; (d) the sale of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or settlement thereof; (e) the disposition of property by Mid-West in connection with reinsurance treaties or agreements entered into in the ordinary course of business; and (f) the disposition of Investments in the ordinary course of business in connection with the management of its investment portfolio provided the proceeds thereof are utilized to satisfy policy liabilities and expenses incurred in the ordinary course of business, are reinvested in accordance with Section 8.4 or are held as cash. The Borrower shall not sell or otherwise dispose of any of its assets for any consideration with a value that is less than a value equivalent to the value of the assets which have been sold or otherwise disposed of, with such equivalent value being conclusively determined for purposes of this covenant by a written resolution of the Board of Directors of the Borrower.

     Section 8.7 Lines of Business. The Borrower will not permit Mid-West to engage in any line or lines of business activity other than the insurance business, other businesses in which it is engaged on the date hereof, any businesses reasonably related thereto and the sale of products or services utilizing the existing channels of distribution currently utilized by Mid-West.

     Section 8.8 Restrictions on Insurance Subsidiaries. Borrower will not permit any Insurance Subsidiary to make any Investment in, provide any Guarantee for the benefit of, or make any type of deposit with any Subsidiary engaged in the credit card business (including, without limitation, United Credit National
Bank) or any Subsidiary owning such a Subsidiary.


AMENDED AND RESTATED LOAN AGREEMENT - Page 28

     Section 8.9 Prepayment of Debt. The Borrower will not prepay the Debt outstanding pursuant to the 8.75% Senior Note Agreement except (i) for prepayments resulting from a refinancing of the entire amount thereof; (ii) Borrower may prepay such Debt if the Consolidated Net Worth immediately prior to such prepayment is Six Hundred Fifty Million Dollars ($650,000,000) or more; and
(iii) Borrower may make mandatory prepayments pursuant to Section 5.1 of the 8.75% Senior Note Agreement.

                                   ARTICLE 9

                               Financial Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, the Borrower will perform and observe the following financial covenants unless the Required Banks otherwise agree:

     Section 9.1 Mid-West Capital. The Borrower shall cause the statutory capital and surplus of Mid-West, as determined in accordance with SAP, at all times to be no less than Fifty Million Dollars ($50,000,000).

                                   ARTICLE 10

                                     Default

     Section 10.1 Events of Default. Each of the following shall be deemed an "Event of Default":

             (a) The Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof; (ii) within three (3) Business Days of the date due any interest or fees payable under the Loan Documents or any part thereof; and (iii) within five (5) Business Days after the date the Borrower receives written notice of the failure to pay when due any other Obligation or any part thereof.

             (b) Any representation, warranty or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

             (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in clauses (a), (b), (c) and (d) of
Section 7.1, Article 8, or Article 9 of this Agreement. LM Finance shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Sections 1, 5, 8 or 9 of the Turnover Agreement. LM Finance shall fail to perform, observe, or comply with any covenant, agreement, or term contained of the Turnover Agreement other than the Sections referred to in the prior sentence and such failure shall continue for a period of ten (10) days after the date the Agent or any Bank provides LM Finance with notice thereof. The Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure shall continue for a period of ten (10) days after the earlier of (i) the date the Agent or any Bank provides the Borrower with notice thereof or (ii) the date the Borrower should have notified the Agent thereof in accordance with Section 7.1(c) hereof.

             (d) The Borrower, Mid-West, or any Obligated Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

             (e) The Borrower, Mid-West, or any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, rehabilitator, conservator, custodian, trustee, liquidator


AMENDED AND RESTATED LOAN AGREEMENT - Page 29 or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or under any other such law, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

             (f) A proceeding or case shall be commenced, without the application, approval or consent of the Borrower, Mid-West, or any Obligated Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of the Borrower, Mid-West or any Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower, Mid-West or any Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower, Mid-West, or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

             (g) Mid-West shall fail to discharge within a period of thirty (30) days after the commencement thereof any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Ten Million Dollars ($10,000,000) against any of its properties. Borrower shall fail to discharge within a period of thirty (30) days after the commencement thereof any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving the Collateral. The Collateral shall for any reason become subject to any Lien other than the Liens of the Agent created by the Pledge Agreement.

             (h) A final judgment or judgments for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate shall be rendered by a court or courts against Mid-West and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Mid-West shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

             (i) Mid-West shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) in excess of Five Million Dollars ($5,000,000), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid in full prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

             (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, Mid-West, any Obligated Party or any of their respective shareholders, or any lien or security interest created or intended to be created by the Loan Documents shall for any reason (other than the fault of the Agent) cease to be or shall not be a valid, first priority, perfected security interest in and lien upon any of the Collateral purported to be covered thereby, the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents or the failure to deliver certificates evidencing the HealthAxis.com, Inc. Capital Stock pledged as Collateral under the Pledge Agreement on or before March 17, 2000.


AMENDED AND RESTATED LOAN AGREEMENT - Page 30

             (k) Any of the following events shall occur or exist with respect to the Borrower or Mid-West: (i) any Prohibited Transaction involving any Plan;
(ii) any Reportable Event with respect to any Plan; (iii) the filing under
Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Ten Million Dollars ($10,000,000).

             (l) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than the Jensen Family or the employees and agents of the Borrower and the Subsidiaries shall become the direct or indirect beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than twenty-five percent (25%) of the total voting power of all the classes of Capital Stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Borrower. The term "Jensen Family" means Mr. Ronald L. Jensen, his spouse, his adult children, any trusts controlled by any such persons or of which such persons (individually or together with any persons) are beneficiaries and any foundations controlled by any such persons. Harvard Management Company, Inc. shall become the direct or indirect beneficial owner (as defined in the first sentence of this clause (l)) of more than fifteen percent (15%) of the total voting power of all the classes of Capital Stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Borrower.

             (m) Borrower, Mid-West or any of their respective officers, directors, employees, or agents becomes subject to any order, agreement or other enforcement action of any Insurance Regulatory Authority applicable to the violation or alleged violation of any insurance laws or regulations applicable to Mid-West or applicable to the financial condition, investments or other business affairs of Mid-West.

     Section 10.2 Remedies. If any Event of Default exists, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

             (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without any other notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

             (b) Judgment. Reduce any claim to judgment.

             (c) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

             (d) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.


AMENDED AND RESTATED LOAN AGREEMENT - Page 31

Provided, however, that upon the occurrence of an Event of Default under Section 10.1(d), (e) or (f), the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     Section 10.3 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

     Section 10.4 Continuance of Default. For purposes of all Loan Documents,
(a) a Default which is capable of being remedied shall be deemed to exist until the Agent shall have actually received evidence reasonably satisfactory to Agent that such Default shall have been remedied and (b) a Default not capable of being remedied shall be deemed to exist until waived in accordance with the Loan Document.

     Section 10.5 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Agent or such Bank shall have made any demand under any Loan Document and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                                   ARTICLE 11

                                    The Agent

     Section 11.1 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Bank; (b) shall not be responsible to the Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by Borrower or any Obligated Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by Borrower or any Obligated Party or the


AMENDED AND RESTATED LOAN AGREEMENT - Page 32 satisfaction of any condition or to inspect the property (including the books and records) of Borrower or any Obligated Party or any of the Subsidiaries or Affiliates of Borrower; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     Section 11.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Borrower or any Obligated Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 12.8 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.

     Section 11.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

     Section 11.4 Rights as Bank. With respect to the Loans made by it, Bank of America (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with Borrower or any Obligated Party or any of the Subsidiaries or Affiliates of Borrower as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from Borrower or any Obligated Party or any of the Subsidiaries or Affiliates of Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

     Section 11.5 INDEMNIFICATION. THE BANKS AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 12.1 OR 12.2 HEREOF, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SUCH SECTIONS) RATABLY IN ACCORDANCE WITH THE OUTSTANDING PRINCIPAL AMOUNT OF THE LOANS HELD BY EACH, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS,


AMENDED AND RESTATED LOAN AGREEMENT - Page 33

COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT (INCLUDING BY ANY BANK) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER ANY LOAN DOCUMENT; PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR EXPENSES PAYABLE BY THE BORROWER UNDER SECTION 12.1, TO THE EXTENT THAT THE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY THE BORROWER. THE AGREEMENTS CONTAINED IN THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

     Section 11.6 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Obligated Parties and the Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of the Borrower or any Obligated Party or any of the Subsidiaries or Affiliates of Borrower that may come into the possession of the Agent or any of its Affiliates.

     Section 11.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     Section 11.8 Agent Fee. The Borrower agrees to pay to the Agent on May 17, 2000 the administrative agency fee Borrower has agreed to pay to the Agent pursuant to that certain letter dated March 1, 1999 among the Borrower, NationsBank (now known as Bank of America, N.A.) and NationsBanc Montgomery Securities LLC (now known as Banc of America Securities LLC).


AMENDED AND RESTATED LOAN AGREEMENT - Page 34

                                   ARTICLE 12

                                  Miscellaneous

     Section 12.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all out-of-pocket costs and expenses of the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Transaction Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent, (b) all out-of-pocket costs and expenses of the Agent and the Banks in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Banks, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Transaction Documents, and (d) all other out-of-pocket costs and expenses incurred by the Agent in connection with this Agreement or any other Transaction Document.

     Section 12.2 INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OF THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL (i) BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON AND (ii) SHALL NOT BE INDEMNIFIED OR HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEY FEES) ARISING OUT OF OR RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH PERSON.

     Section 12.3 Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, exemplary or punitive damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Transaction Documents, or any of the transactions contemplated by this Agreement or any of the other Transaction Documents. None of the Borrower, any Obligated Party nor any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Agent and each Bank hereby waives, releases, and agrees not to sue any of them upon,


AMENDED AND RESTATED LOAN AGREEMENT - Page 35 any claim for any special, indirect, incidental, consequential, exemplary or punitive damages suffered or incurred by any of them in connection with, arising out of, or in any way related to, this Agreement or any of the other Transaction Documents, or any of the transactions contemplated by this Agreement or any of the other Transaction Documents.

     Section 12.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent and the Banks shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

     Section 12.5 No Fiduciary Relationship. The relationship between the Borrower and each Bank is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Transaction Documents shall be construed so as to deem the relationship between the Borrower and any Bank to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Banks or among the Borrower and the Banks.

     Section 12.6 Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 12.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 12.8 Successors and Assigns.

             (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and the Banks. Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and its Note); provided, however, that

                 (i) each such assignment shall be to an Eligible Assignee;

                 (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to Five Million Dollars ($5,000,000);

                 (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note held by it; and


AMENDED AND RESTATED LOAN AGREEMENT - Page 36

                 (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit "C" hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor, if it does not assign all of its interests in the Loans then outstanding, and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

             (b) The Agent shall maintain at its address referred to in Section
12.13 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the principal amount of the Loans owing to each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

             (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto and otherwise made in accordance herewith, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "C" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the parties thereto.

             (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans); provided, however, that: (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 4 and the right of set-off contained in Section 10.5, and (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note).

             (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security. No such assignment and pledge shall release the assigning Bank from its obligations hereunder.

             (f) Any Bank may furnish any information concerning the Borrower, any Obligated Party or any of the Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

     Section 12.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this


AMENDED AND RESTATED LOAN AGREEMENT - Page 37

Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article 4 and Sections 12.1 and 12.2 shall survive repayment of the Notes.

     Section 12.10 Entire Agreement; Amended and Restatement; Release. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (INCLUDING, WITHOUT LIMITATION, THE EXISTING AGREEMENT) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO. This Agreement amends and restates in its entirety the Existing Agreement. The execution of this Agreement, the Notes and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Agreement nor does it constitute a novation with respect to such indebtedness; provided that this Agreement shall no longer govern or control the terms of the Newco Loan. THE BORROWER REPRESENTS AND WARRANTS THAT AS OF THE CLOSING DATE THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE EXISTING AGREEMENT OR THE DOCUMENTATION RELATING THERETO. TO INDUCE THE BANKS AND THE AGENT TO ENTER INTO THIS AGREEMENT, THE BORROWER WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES AGENT, THE BANKS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH THE BORROWER EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE CLOSING DATE AND FROM OR IN CONNECTION WITH THE EXISTING AGREEMENT OR THE DOCUMENTATION EXECUTED IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Section 12.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) change the percentage of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; or (e) change any provision contained in this Section 12.11. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to Article 11 hereof without the prior written consent of the Agent.


AMENDED AND RESTATED LOAN AGREEMENT - Page 38

     Section 12.12 Maximum Interest Rate.

             (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

             (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Agent nor any Bank shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 12.12(b), or
(ii) an amount, which when added to all other interest payable under this Agreement or the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Agent or any Bank ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower, the Agent, and the Banks shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equivalent unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Agent and/or the Banks, as appropriate, shall refund to the Borrower the amount of such excess and, in such event, the Agent and the Banks shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

             (c) The provisions of Chapter 346 of the Finance Code of Texas are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

     Section 12.13 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     Section 12.14 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United


AMENDED AND RESTATED LOAN AGREEMENT - Page 39

States of America. THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

     Section 12.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 12.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 12.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 12.18 Construction. The Borrower, the Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     Section 12.19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 12.20 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     Section 12.21 Confidentiality. The Agent and each Bank (each a "Lending Party") agrees to keep any Designated Information (as defined below) delivered or made available by the Borrower to it confidential from anyone other than Persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; provided that nothing herein shall prevent any Lending Party from disclosing such Designated Information: (a) to any other Lending Party, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority with which the Lending Party is required to comply, (d) which had been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (e) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (f) to the extent necessary in connection with the exercise of any remedy hereunder, (g) to such Lending Party's legal counsel and independent auditors, (h) to any Affiliate of such Lending Party, solely in connection with this Agreement, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or


AMENDED AND RESTATED LOAN AGREEMENT - Page 40 assignee of any of its rights and obligations under the Loan Documents in accordance with the terms hereof. The term "Designated Information" means any information which has been designated by the Borrower in writing as confidential. If a Lending Party or any Person to whom a Lending Party gives Designated Information is to disclose any Designated Information pursuant to clause (b) or (e), such Person shall notify the Borrower of the proposed disclosure promptly after determining it must make such disclosure so that the Borrower or a Subsidiary may seek a protective order as necessary to protect the unnecessary disclosures of Designated Information.

     Section 12.22 Waiver of Defaults. Each of the Banks waives any Default (as defined in the Existing Agreement) that may have existed under the terms of the Existing Agreement and agrees not to exercise any rights or remedies available as a result of the occurrence thereof or the occurrence of any of the events described in the Recitals hereto. To induce the Agent and the Banks to agree to the terms of this Agreement (including without limitation, this Section 12.22, Borrower agrees that the foregoing waiver shall not constitute and shall not be deemed a waiver of any Default hereunder, whether arising as a result of the further violation of covenants or representations contained in the Existing Agreement which are continued hereunder or otherwise, or a waiver of any rights or remedies arising as a result of such Defaults under this Agreement. The breach of any representation or warranty set forth herein or the failure to comply with any covenants set forth herein on or after the Closing Date shall constitute a Default.


AMENDED AND RESTATED LOAN AGREEMENT - Page 41

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          BORROWER:

                                          UICI,
                                          a Delaware Corporation


                                          By:
                                             ----------------------------------
                                             Gregory T. Mutz, President
                                             and Chief Executive Officer

                                          Address for Notices:

                                          4001 McEwen Drive, Suite 200
                                          Dallas, Texas 75244
                                          Telephone No.: 972-392-6733
                                          Telecopy No.:  972-392-6721
                                          Attention:     Chief Financial Officer


AMENDED AND RESTATED LOAN AGREEMENT - Page 42

                                          BANK OF AMERICA, N.A.
                                          as Administrative Agent and as a Bank

Closing Date Outstanding Loan:
$10,000,000
                                          By:
                                             -----------------------------------
                                             Jim V. Miller
                                             Managing Director

                                          Address for Notices:

                                          901 Main Street, 66th Floor
                                          Dallas, Texas 75202
                                          Telephone No.: 214-209-0559
                                          Telecopy No.:  214-209-3742
                                          Attention:     Jim V. Miller

                                          Lending Office for Base Rate Loans and
                                          Libor Loans

                                          901 Main Street, 66th Floor
                                          Dallas, Texas 75202


AMENDED AND RESTATED LOAN AGREEMENT - Page 43

                                        BANK ONE, NA (formerly THE FIRST
                                        NATIONAL BANK OF CHICAGO)
Closing Date Outstanding Loan:
$8,750,000
                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        Address for Notices:

                                        One First National Plaza, Suite IL1-0085
                                        Chicago, Illinois 60670
                                        Telephone:    312-732-3881
                                        Telecopy No.: 312-732-4033
                                        Attention:    Tom Doddridge

                                        Lending Office for Base Rate Loans and
                                        Libor Loans:

                                        One First National Plaza
                                        Chicago, Illinois 60670


AMENDED AND RESTATED LOAN AGREEMENT - Page 44

                                        FLEET NATIONAL BANK
Closing Date Outstanding Loans:
$6,250,000

                                        By:
                                           -------------------------------------
                                           Celeste Echlin,
                                           Vice President

                                        Address for Notices:

                                        Insurance Industry Group
                                        CT-MO-0250
                                        777 Main Street, 25th Floor
                                        Hartford, CT 06115

                                        Lending Office for Base Rate Loans and
                                        Libor Loans:

                                        777 Main Street, 25th Floor
                                        Hartford, CT


AMENDED AND RESTATED LOAN AGREEMENT - Page 45